EXHIBIT 10.06



$366,858.00                   PROMISSORY NOTE                    June 30, 1996
                              ===============


        FOR VALUE RECEIVED, KIDS STUFF, INC. a Delaware corporation, whose address is 4450 Belden Village Street, N.W., Suite 406, Canton, Ohio 44718 ("Borrower") promises to pay to DUNCAN HILL CO., LTD., an Ohio corporation ("Lender"), as hereinafter set forth, the principal sum of Three Hundred Sixty Six Thousand Eight Hundred Fifty Eight and 00\100 Dollars ($366,858.00) with interest thereon from the date hereof at the rate of eight percent (8%) per annum.

         Payments of principal and interest shall be made as follows: The payment of the first installment of $66,858.00 in principal plus interest accrued thereon to date shall be due and payable on June 30, 1997; the second installment of $100,000.00 in principal plus interest accrued thereon to date shall be due and payable on June 30, 1998; the third installment of $100,000.00 in principal plus interest accrued thereon to date shall be due and payable on June 30,1999; and the final installment of $100,000.00 in principal plus interest accrued thereon to date shall be due and payable on June 30, 2000.

        If any of the following events shall occur and be continuing, it shall constitute an Event of Default under this Note:

        (a) Failure to make any payments of principal or interest required to be made under this Note within thirty (30) days (excluding bank holidays) after the same shall become due;

        (b) Failure to perform or observe any covenant, term or condition contained in this Note and such default shall not have been remedied for a period of thirty (30) days following written notice thereof by Lender.

        Upon any Event of Default, and if such default shall continue for a period of thirty (30) days, then the Lender may, at his option and without further notice, declare the unpaid principal hereof and all accrued interest thereon to be at once due and payable in full.

        There shall be no prepayment penalty in the event that the undersigned prepays all or a portion of the principal sum and accrued interest evidenced hereby.

        The Borrower and all indorsers, sureties, and guarantors hereof, jointly and severally waive presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance performance, default, indorsement, or guaranty of this instrument.

                               BORROWER:

                               KIDS STUFF, INC.

                        By: //S WILLIAM L. MILLER, CHIEF EXECUTIVE OFFICER
                            ----------------------------------------------
                               William L. Miller, Chief Executive Officer